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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  JANUARY 12, 2005

                          LIBERTY GROUP OPERATING, INC.

               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                     333-46959                36-4197636

        ---------------              ---------------           ---------------

(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
        Incorporation)                File Number)           Identification No.)


                           3000 DUNDEE ROAD, SUITE 203
                           NORTHBROOK, ILLINOIS 60062


              (Address of Principal Executive Offices and Zip Code)

                              --------------------


Registrant's telephone number, including area code:   (847) 272-2244


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 12, 2005, Liberty Group Operating, Inc. ("Operating"), a wholly owned subsidiary of Liberty Group Publishing, Inc. ("Publishing" and, together with Operating and Operating's subsidiaries, the "Company"), entered into a commitment letter (the "Commitment Letter") with Wells Fargo Bank, National Association ("Wells Fargo") with respect to a proposed new credit facility consisting of a $50 million senior secured revolving credit facility (the "Revolver") and a $280 million senior secured term loan (the "Term Loan" and, together with the Revolver, the "New Credit Facility"). The New Credit Facility is intended to replace Operating's existing credit facility, which consists of a $100 million term loan maturing in 2007 and a $135 million revolving credit facility expiring in March 2005 (the "Existing Credit Facility").

         Wells Fargo has committed an aggregate of $50 million to fund the New Credit Facility and has agreed to endeavor to raise the balance in the syndicated bank loan market. Wells Fargo's commitment pursuant to the Commitment Letter is subject to certain conditions. No assurance can be given that (i) such conditions will be satisfied, (ii) Wells Fargo will be successful in syndicating the New Credit Facility, or (iii) the New Credit Facility will otherwise close. If the specified conditions are satisfied and the New Credit Facility is successfully syndicated, Operating expects that the closing of the New Credit Facility will occur in the first quarter of 2005.

         The Commitment Letter provides that Operating will have the choice of a LIBOR-based interest rate or an interest rate based on Wells Fargo's prime rate. In addition, the New Credit Facility will be secured and guaranteed in a manner similar to the Existing Credit Facility.

         Borrowings under the New Credit Facility will be used (i) to refinance the existing indebtedness of Publishing and Operating and Publishing's Series A 14 3/4% Senior Redeemable Exchangeable Cumulative Preferred Stock, in each case, not held by affiliates of Leonard Green & Partners, L.P., and (ii) for general corporate purposes. The foregoing should not be construed as an offer to purchase, a solicitation of an offer to sell or a recommendation to sell any of Publishing's or Operating's debt or equity instruments. Any redemption of such instruments will be made pursuant to the terms of the respective indentures or certificate of designations governing such securities.

         The foregoing brief summary of the Commitment Letter is qualified in its entirety by the Commitment Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

            This Form 8-K contains certain "forward-looking statements" (as defined in Section 21E of the Exchange Act, as amended) that reflect the Company's expectations regarding future events. Words such as "anticipates," "believes," "plans," "expects," "intends," "estimates" and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect the Company's current beliefs and expectations and are based on information currently available to the Company. Accordingly, these statements are subject to known and unknown risks, uncertainties and other


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factors that could cause actual events to differ from those expressed in, or implied by, these statements, including risks or uncertainties related to, among other things, whether the conditions in Commitment Letter will be satisfied. See Operating's Annual Report on Form 10-K for the year ended December 31, 2003 and all subsequent filings with the Securities and Exchange Commission for a discussion of other risks and uncertainties. As a result, no assurance can be given that the Company's beliefs and expectations covered by such forward-looking statements will be achieved. The Company is not obligated and has no intention to update or revise these forward-looking statements to reflect new events, information or circumstances.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

       (c)    Exhibits.

         A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 18, 2005                LIBERTY GROUP OPERATING, INC.


                                       By:    /s/ Kenneth L. Serota
                                           -------------------------------------
                                       Name:  Kenneth L. Serota
                                       Title: President, Chief Executive Officer
                                              and Chairman of the Board of
                                              Directors


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
10.1              Commitment Letter, executed January 12, 2005, between Liberty
                  Group Operating, Inc. and Wells Fargo Bank, National
                  Association.